Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints James C. Flores and John F. Wombwell and each of them, any of whom may act without joinder of the other, her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 of Plains Exploration & Production Company (File No. 333-165263) and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Dated: October 22, 2012	/s/ Nancy I. Williams
Nancy I. Williams
Vice President / Controller and Chief Accounting
Officer of Plains Exploration & Production Company